UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 20, 2006

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	2-80070	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Hollenberg Drive Bridgeton, Missouri	63044
(Address of principal executive offices)	(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

On July 20, 2006, Cass Information Systems, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter of fiscal year 2006, which ended on June 30, 2006. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information reported under this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On July 24, 2006, the Company issued a press release announcing a 50% stock dividend payable September 15, 2006 to shareholders of record at the close of trading on September 1, 2006. In addition, the Company declared a regular quarterly cash dividend of $.16 per share payable September 15, 2006 to shareholders of record on September 1, 2006. The September cash dividend pay-out will apply only to shares held prior to the 50% stock dividend. Thereafter, the Company anticipates paying a cash dividend of $.12 per share on the expanded number of shares. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release issued by Cass Information Systems, Inc. dated July 20, 2006 regarding second quarter 2006 earnings.

99.2	Press release issued by Cass Information Systems, Inc. dated July 24, 2006 regarding stock and cash dividends.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2006

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Lawrence A. Collett
Name:	Lawrence A. Collett
Title:	Chairman and Chief Executive Officer

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Exhibit Index

Exhibit Number	Description
99.1	Press release issued by Cass Information Systems, Inc. dated July 20, 2006 regarding second quarter 2006 earnings.

99.2	Press release issued by Cass Information Systems, Inc. dated July 24, 2006 regarding stock and cash dividends.

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